UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2009 (July 27, 2009)

VOYANT INTERNATIONAL CORPORATION

(Exact name of Registrant as specified in charter)

Nevada	33-26531-LA	88-0241079
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

444 Castro Street

Suite 318

Mountain View, CA 94041

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (800) 710-6637

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Resignation of Key Employee

Effective July 24, 2009, and received by the Company on July 27, 2009, Jay Elliot resigned as the President of RocketStream, Inc., which is a wholly owned subsidiary of Voyant International Corporation' (the “Company”), and as Voyant’s General Manager of Software Systems and Services.

There were no disagreements between Mr. Elliot and the Company regarding any matter relating to the Company’s operations, policies, practices or otherwise.

There were no disagreements between Mr. Elliot and any officer or director of the Company.

Item 8.01

Other Events

On July 27, 2009 the Company became aware of an unauthorized videotape of a presentation made on or about July 7, 2009 by Jay Elliot, President of RocketStream, which has been posted on YouTube. The presentation was made to a group of students related to an Entrepreneurship symposium. Certain remarks made by Mr. Elliot are incidental and non-specific in nature, related to the possible future of RocketStream. In fact no disclosable actions have been undertaken by the Company related to any of its subsidiaries or operating divisions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2009

VOYANT INTERNATIONAL CORPORATION

By:	/s/ DANA R. WALDMAN
Dana R. Waldman
Chief Executive Officer